Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 24, 2014, with respect to the consolidated financial statements as of and for the year ended December 31, 2013 of XG Sciences, Inc. which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kingery & Crouse, PA

Kingery & Crouse, PA

Tampa, Florida

January 26, 2016